Pursuant to Rules 424(b)(3) and 424(c)
                                          File No. 333-03184


                         Medjet Inc. (the "Registrant")
  Prospectus Supplement Dated July 23, 1998 to Prospectus Dated August 6, 1996



                    Pursuant to an agreement with Patterson Travis, Inc., the Registrant has extended the expiration date of its publicly traded Class A Redeemable Common Stock Warrants from 5:00 p.m. Eastern Time on November 6, 1998 to 5:00 p.m. Eastern Time on November 6, 1999.